Hillary CPA Group

Certified Public Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use in this Registration Statement on Form S-1 of our audit report dated February 15, 2012 of Touchpoint Metrics, Inc. for the years ending December 31, 2011 and 2010, which appear in such Registration Statement.

I also consent to the references to us under the headings "Expert" and "Selected Financial Data" in such Registration Statement.

Dated: July 17, 2012

David Lee Hillary, Jr.
5797 East 169th Street
Noblesville, IN 46062
317-222-1416